UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025

MAIA Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41455	83-1495913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 West Lake Street, Suite 1700
Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 416-8592

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MAIA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2025, MAIA Biotechnology, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) for the issuance and sale in a private placement (the “Private Placement”) of: (i) 633,333 shares (the “Investor Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) warrants (the “Investor Warrants”) to purchase up to 633,333 shares of Common Stock, at a price per Investor Share of $1.50, for an aggregate purchase price of approximately $950,000.

The Warrants are exercisable at a price per Share of $2.05, which price represents the greater of the book or market value of the stock on the date the Purchase Agreement was executed (subject to customary adjustments as set forth in the Warrants, which do not include any provisions relating to price protection), are exercisable commencing one-year following issuance and have a term of six years from the initial issuance date.

In addition, in recognition of the past and continued future services provided by members of the Company’s board of directors (the “Board”) and to further align the interests of directors with those of the Company’s stockholders, the Board has determined it advisable and in the best interests of the Company and its stockholders to allow members of the Board to participate in the Private Placement and certain directors of the Company executed the Purchase Agreement to subscribe for (i) 86,667 shares of Common Stock (the “Director Shares,” together with the Investor Shares, the “Shares”) and (ii) common stock purchase warrants to purchase up to 86,667 shares of the Company’s Common Stock (the “Director Warrants,” together with the Investor Warrants, the “Warrants”) at a price per Director Share of $1.50 for an aggregate purchase price of approximately $130,000. The Director Warrants are exercisable at a price of $2.05 per share, which price represents the greater of the book or market value of the stock on the date the Purchase Agreement was executed (subject to customary adjustments as set forth in the Director Warrants), are exercisable commencing one-year following issuance and will have a term of six years from the initial issuance date. The Director Shares and Director Warrants (and any shares of Common Stock issuable upon exercise thereof) are being issued under the Company’s 2021 Equity Incentive Plan (the “Plan”) as an Unrestricted Stock Award (as defined in the Plan) and an Award of Options (as such terms are defined in the Plan), respectively. Company director Stan Smith subscribed to purchase 66,666 Director Shares and 66,666 Director Warrants for an aggregate purchase price of approximately $100,000 and Company director Ramiro Guerrero subscribed to purchase 20,000 Director Shares and 20,000 Director Warrants for an aggregate purchase price of approximately $30,000.

The Shares and the Warrants (and the shares of common stock underlying the Warrants) sold in the Private Placement are being issued as restricted securities as defined in Rule 144 of the Securities Act of 1933, as amended and do not contain any registration rights.

The combined gross proceeds from the offerings is expected to be approximately $1.08 million, prior to deducting offering expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement to fund the starting cost for Part C of the Phase II trial THIO -101 and for working capital. The closing of the Private Placement is expected to occur on February 26, 2025, subject to the satisfaction of customary closing conditions.

The foregoing descriptions of terms and conditions of the Purchase Agreement, the Investor Warrants and the Director Warrants do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement and the form of the Investor Warrants and the form of the Director Warrants, which are attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

The Shares, the Warrants and the shares issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.

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This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01 Other Events.

On May 5, 2025, the Company issued a press release announcing the pricing of the Private Placement. A copy of the press releases is attached as Exhibit 99.1 and is incorporated herein by reference.

On May 5, 2025, the Company issued a corrective press release to correct he initial exercise date and term of the warrants purchased in the private placement. A copy of the corrective press release is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Investor Warrant
4.2	Form of Director Warrant
10.1*	Form of Securities Purchase Agreement
99.1	Press Release dated May 5, 2025
99.2	Corrective Press Release dated May 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2025

MAIA BIOTECHNOLOGY, INC.

By:	/s/ Vlad Vitoc
Name:	Vlad Vitoc
Title:	Chief Executive Officer

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